Exhibit 99.1
The Medicines Company
8 Sylvan Way
Parsippany, NJ 07054 USA

Contacts:

Media
Bob Laverty
Vice President, Global Communications
973-290-6162
robert.laverty@themedco.com

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
973-290-6122
krishna.gorti@themedco.com

FOR IMMEDIATE RELEASE
The Medicines Company Appoints Tony Kingsley as President and Chief Operating Officer
Parsippany, N.J., May 16, 2016 – The Medicines Company (NASDAQ: MDCO) has announced the appointment of Tony Kingsley as President and Chief Operating Officer. Mr. Kingsley will help oversee the day-to-day operations of the company and will lead the company’s commercial activities.

Before joining The Medicines Company, Mr. Kingsley was Executive Vice President, Global Commercial Operations at Biogen, where he oversaw the launch of multiple new therapies, including TECFIDERA®, the most-prescribed oral treatment for multiple sclerosis today, and where his leadership contributed to a period of exceptional growth. Prior to Biogen, Mr. Kingsley served as Senior Vice President and General Manager of the Gynecological Surgical Products business at Hologic, Inc., and as Division President, Diagnostic Products, at Cytyc Corporation. Earlier in his career, Mr. Kingsley was a Partner at McKinsey & Company focusing on the biotechnology, pharmaceutical and medical device industries.

“Tony brings extensive leadership experience and broad operational expertise developed over a long and enormously successful career. His contributions will be invaluable as the company enters this exciting period and we continue to execute on our strategy to drive growth from our core, high-value assets, while maximizing strategic and operational flexibility,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company. “Tony’s expertise will also enable us to optimize the design of critical clinical trials for our potential blockbuster development products to ensure that trial objectives support the future commercialization of those products.”

Mr. Kingsley added, “I am thrilled to join The Medicines Company and look forward to working with Clive and his team of talented, dedicated employees to drive growth while positioning the company to maximize the value of its incredibly-promising R&D pipeline. This is an extraordinary opportunity to be part of a company that carries the promise of profoundly improving and extending the lives of so many, while fundamentally altering the competitive landscape.”

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, N.J., and Zurich.

For more information, please visit themedicinescompany.com.

Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "expects," “hopes” and “potential” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether our product candidates will advance through the clinical trial process on a timely basis or at all; whether physicians, patients and other key decision makers will accept clinical trial results; the Company’s ability to successfully compete with potential competitors which may discover, develop or commercialize competing products more successfully than we do; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.